CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form F-10/A dated March 31, 2023 of Vizsla Silver Corp. of our auditor's report dated July 20, 2022, with respect to the consolidated financial statements of Vizsla Silver Corp., as at April 30, 2022 and 2021 and for each of the years in the two year period ended April 30, 2022, appearing as Exhibit 99.2 in Amendment No. 2 to the Annual Report on Form 40-F of Vizsla Silver Corp., for the years ended April 30, 2022 and 2021, as filed with the United States Securities Exchange Commission ("SEC").

We also consent to reference to us under the heading "Documents Filed as Part of this Registration Statement," "Auditors, Transfer Agent and Registrar," and "Interests of Experts," in the Prospectus contained on Form F-10/A of Vizsla Silver Corp.

We also consent to reference to us under the heading "Interests of Experts," which appears in the Annual Information Form included in Exhibit No. 99.1 of Vizsla Silver Corp.'s Amendment No. 2 to the Annual Report on Form 40-F of Vizsla Silver Corp., for the years ended April 30, 2022 and 2021, which is incorporated by reference in such registration statement.

/s/ MNP LLP

Chartered Professional Accountants

March 31, 2023

Vancouver, Canada